UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

ODYSSEY MARINE EXPLORATION INC

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd. Suite 210
Tampa, Florida		33609
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 30, 2023, Warren Averett, LLP (“Warren Averett”) notified Odyssey Marine Exploration, Inc. (“Odyssey” or “us”) that it would decline to stand for re-appointment as our independent auditor for the fiscal year ending December 31, 2023 and beyond. Warren Averett advised Odyssey that its decision not to stand for re-appointment was due to Warren Averett’s transition away from conducting audits of public companies.

Warren Averett’s audit reports on the financial statements for the two years ended December 31, 2021 and December 31, 2020, did not contain, and its audit report on the financial statements for the year ended December 31, 2022 is not expected to contain, an adverse opinion or disclaimer of opinion, and they were not (or are not expected to be) qualified or modified as to audit scope or accounting principles. Warren Averett’s audit report for the two years ended December 31, 2021 and 2020, contained, and its audit report for the year ended December 31, 2022, is expected to contain, an explanatory uncertainty paragraph regarding our ability to continue as a going concern.

During the two years ended December 31, 2022 and December 31, 2021, (i) there were no disagreements with Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Warren Averett, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for such years; and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K.

We requested that Warren Averett furnish us with a letter addressed to the Securities Exchange Commission stating whether Warren Averett agrees with the statements contained above. A copy of the letter from Warren Averett to the Securities Exchange Commission is filed as an exhibit hereto.

In view of Warren Averett’s decision not to stand for re-appointment as our independent auditor, the Audit Committee of our Board of Directors completed a competitive process to review the appointment of our independent registered public accounting firm for the year ending December 31, 2023. As a result of this process and following careful deliberation, on or about March 30, 2023, we engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The decision to select Grant Thornton LLP was approved by our Audit Committee on March 30, 2023.

During the two years ended December 31, 2022 and December 31, 2021, and during the interim period through the date of our engagement of Grant Thornton LLP, we did not consult with Grant Thornton LLP on items that: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(iv) of said Item 304). The selection of Grant Thornton LLP does not reflect any disagreements with or dissatisfaction by us, our Audit Committee, or our Board of Directors with the performance of our prior independent auditors Warren Averett for the fiscal years ended December 31, 2022 and December 31, 2021.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

16.1 Letter from Warren Averett to the Securities Exchange Commission dated as of March 30, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Date:	March 31, 2023	By:	/s/ Christopher E. Jones
Christopher E. Jones Chief Financial Officer